Exhibit 1.1

EXECUTION VERSION

$750,000,000

HCP, Inc.

(a Maryland corporation)

4.000% Senior Notes Due 2025

UNDERWRITING AGREEMENT

i

$750,000,000

HCP, INC.

(a Maryland corporation)

4.000% Senior Notes Due 2025

UNDERWRITING AGREEMENT

May 14, 2015

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York  10036

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor

Charlotte, North Carolina  28202

As Representatives of the several Underwriters

Ladies and Gentlemen:

HCP, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective amounts set forth in such Schedule A of $750,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes Due 2025 (the “Securities”).  The Securities are to be issued pursuant to an indenture, dated November 19, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture between the Company and the Trustee to be dated as of May 20, 2015 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-182824), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement covers the registration of the Securities (among others) under the 1933 Act.  Such registration statement, in the form in which it became effective, as amended through the date hereof, including the information deemed pursuant to Rule 430B under the 1933 Act Regulations to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”) and all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the “Registration Statement.”  The Company proposes to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the Prospectus Supplement (as defined in Section 3(k) hereof) relating to the Securities and the prospectus, dated July 24, 2012 (the “Base Prospectus”), and has previously advised you of all further information (financial and other) with respect to the Company set forth therein.  The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to you by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to you for such use.  The term “Pre-Pricing Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated May 14, 2015 and filed with the Commission on May 14, 2015 pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Base Prospectus used with such preliminary prospectus supplement in connection with the marketing of the Securities, in each case as amended or supplemented by the Company.  Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

At or prior to the time when sales of the Securities were first made (such time, the “Time of Sale”), the Company had prepared the following information (collectively the “Time of Sale Information”): the Pre-Pricing Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 of the 1933 Act Regulations) listed on Exhibit B hereto.

Section 1.  Representations and Warranties.

(a)         The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Time of Sale and as of Closing Time referred to in Section 2 as follows:

(i)             Pre-Pricing Prospectus.  No order preventing or suspending the use of the Pre-Pricing Prospectus has been issued by the Commission, and each Pre-Pricing Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Pre-Pricing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Pre-Pricing Prospectus.

(ii)          Time of Sale Information.  The Time of Sale Information, at the Time of Sale did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (ii) shall not apply to statements in or omissions from the Time of Sale Information made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included (or to be included) in the Prospectus will be omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted therefrom.

(iii) Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the

Securities (each such communication by the Company or its agents and representatives other than the Underwriters in their capacity as such (other than a communication referred to in clauses (A), (B) and (C) below) an “Issuer Free Writing Prospectus”) other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 of the 1933 Act Regulations, (B) the Pre-Pricing Prospectus, (C) the Prospectus, (D) the documents listed on Exhibit B hereto as constituting part of the Time of Sale Information and (E) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433 of the 1933 Act Regulations) filed (to the extent required thereby) in accordance with the 1933 Act and when taken together with the Pre-Pricing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iii) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any Pre-Pricing Prospectus that has not been superseded or modified.

(iv)      Compliance with Registration Requirements.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act Regulations that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company.  Each of the Registration Statement and the Base Prospectus, at the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and as of the Representation Date and at Closing Time do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  No order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iv) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the 1939 Act filed as an exhibit to the Registration Statement (a “Form T-1”).  For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system or its Interactive Data Electronic Applications system (collectively, “EDGAR”).

(v)         Incorporated Documents.  The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Time of Sale Information pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement, the Prospectus and the Time of Sale Information, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date, the Time of Sale and at Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) Independent Accountants.  The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are registered public accounting firms independent of the Company, as required by the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(vii) Financial Statements.  (A) The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and, (B) except as otherwise stated in the Registration Statement, the Time of Sale Information and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and (C) the supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and (D) the selected financial data and the summary financial information of the Company, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein as of the dates indicated and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; and (E) the pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and (F) the Company’s ratios of earnings to fixed charges included in the Prospectus Supplement (as defined below) under the caption “Ratio of Earnings to Fixed Charges” and in the Base Prospectus under the caption “Ratio of Earnings to Fixed Charges and Preferred Stock Dividends” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission as at the dates indicated therein.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (in each case as supplemented or amended), except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock, par value $1.00 per share (“Common Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(x)         Good Standing of Subsidiaries.  Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the Time of Sale Information and the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xi)      REIT Status.  Commencing with its taxable year ending December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and any predecessor statute thereto, and intends to continue to operate in such manner.

(xii) Capitalization.  The authorized capital stock of the Company is as set forth in the Time of Sale Information and in the Prospectus under “Capitalization,” and the shares of issued Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(xiii) Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or other organizational documents, as the case may be, or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein, and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(xiv) Absence of Proceedings.  Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any transaction contemplated hereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xv) Absence of Further Requirements.  No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under state securities laws.

(xvi) Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by you, will be a valid and legally binding agreement of the Company.

(xvii) Authorization of Indenture.  The Base Indenture has been duly authorized, executed and delivered by the Company.  The Sixth Supplemental Indenture has been duly authorized and, at Closing Time, will have been duly executed and delivered by the Company, and when duly executed and delivered by the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles.  The Indenture has been duly qualified under the 1939 Act.

(xviii) Authorization of the Securities.  The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xix) Description of the Securities.  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xx) Seniority of the Securities.  The Securities rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Company that is outstanding on the date hereof or that may be incurred hereafter, and senior to any subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

(xxi) Title to Property.  The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the Time of Sale Information or the Prospectus or such as would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired title or such interest in such real property, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances) confirming the foregoing.  To the best knowledge of the Company, the instruments securing its real estate mortgage loans in favor of the Company and its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such interests in relation to the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired an interest in such real estate mortgage loans, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances).

(xxii) Investment Company Act.  The Company is not required to be registered, and, after giving effect to the offering contemplated hereby and the application of the proceeds thereof as described in the Pre-Pricing Prospectus and the Prospectus, will not be required to be registered, under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii) Rating of the Securities.  The Securities have the respective ratings set forth in the Issuer Free Writing Prospectus identified in Exhibit B hereto.

(xxiv) Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxv) Disclosure Controls and Procedures.  The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (iii) are effective at a reasonable assurance level to perform the functions for which they were established.

(xxvi) Internal Control.  The Company has established and maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) that (i) are designed to provide reasonable assurance that (A) the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (B) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (ii) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer, in each case, serving as of the end of the

Company’s most recent fiscal year) for effectiveness as of the end of the Company’s most recent fiscal year.  In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K, each of the accountants and the audit committee of the board of directors of the Company had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, there have been no changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(xxvii) Status Under the 1933 Act.  The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering the Securities.

(xxviii) HCR ManorCare Inc.  To the knowledge of the Company, the representations and warranties contained in clauses (A) – (C) of paragraph (vii) of this Section 1 are true and correct with respect to the financial statements and any supporting schedules of HCR ManorCare Inc. and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or HCR ManorCare Inc. and its subsidiaries, considered as one enterprise.

(xxix)  Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anti-corruption laws. The Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws.

(xxx) Money Laundering Laws.  The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(b)         Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

Section 2.  Sale and Delivery to Underwriters; Closing.

(a)         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 98.476% of the principal amount thereof, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)         Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10013 or at such other place as shall be agreed upon by you and the Company, at 7:00 a.m., California time, on May 20, 2015, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one business day before Closing Time.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which such Underwriter has agreed to purchase.  Wells Fargo Securities, LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not release such Underwriter from its obligations hereunder.  The certificates for the Securities will be made available for examination and packaging by the Representatives not later than 10:00 a.m. on the last business day prior to Closing Time in New York, New York.

Section 3.  Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)         Compliance with Securities Regulations and Commission Requests.  The Company will notify the Representatives immediately, and confirm the notice in writing (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities (or required to be delivered but for Rule 172 of the 1933 Act Regulations) (the “Prospectus Delivery Period”), (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus, or the initiation of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act, (vi) of the occurrence of any event at any time as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose.  The Company will make every reasonable effort to prevent the issuance by the Commission of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus or suspending any such qualification or exemption of the Securities and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company will provide you with copies of the form of Prospectus and each Issuer Free Writing Prospectus, in such numbers as you may reasonably request, and file or transmit for filing with the Commission such Prospectus and each Issuer Free Writing Prospectus (including the pricing term sheet in the form approved by the Representatives and in substantially the form of Exhibit C hereto (the “Term Sheet”)) to the extent required by Rule 433 of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations (without giving effect to the proviso therein) and in any event prior to Closing Time.

(b)         Filing of Amendments.  During the Prospectus Delivery Period, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)          Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus related to the Securities, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object.

(d)         Delivery of Registration Statements.  The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith) as the Representatives may reasonably request.

(e)          Delivery of Prospectuses.  The Company will furnish to each Underwriter, from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(f)           Continued Compliance with Securities Laws.  If, at any time during the Prospectus Delivery Period, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to you a reasonable number of copies of such amendment or supplement.  If, in accordance with the preceding sentence, it shall be necessary to amend or supplement the Prospectus at any time subsequent to the expiration of nine months after the first date of the public offering of the Securities, the Underwriters shall bear the expense of preparing, filing and furnishing any such amendment or supplement.  If at any time following issuance of an Issuer Free Writing Prospectus through Closing Time there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus, any Pre-Pricing Prospectus or the Time of Sale Information or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)          Time of Sale Information.  If at any time prior to Closing Time (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(h)         Blue Sky Qualifications.  The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.  In each jurisdiction in which the Securities shall have been so qualified, the Company will file such statements and reports as may be required by laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities.

(i)             Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)            Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under “Use of Proceeds.”

(k)         Preparation of Prospectus Supplement.  Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

(l)             Reporting Requirements.  The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)     Lock-up Period.  The Company, during the period beginning on the date hereof and continuing to and including Closing Time (the “Lock-Up Period”), will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Representatives.

(n)         Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 of the 1933 Act Regulations.

Section 4.  Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, and the Time of Sale Information, the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto and any “Canadian” wrappers, (ii)  the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (iii) any fees payable in connection with the rating of the Securities, (iv) the preparation, issuance and delivery of the certificates for the Securities to you, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, (vii) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (viii) the printing and delivery to you of copies of the Blue Sky Survey, and (ix) any fees or expenses of a depositary in connection with holding the securities in book-entry form.

If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.  Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)         Effectiveness of Registration Statement.  At Closing Time no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission pursuant to Rule 401(g)(2) of the 1933 Act Regulations or pursuant to Section 8A of the 1933 Act.  The Prospectus and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the 1933 Act Regulations) and prior to the Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

(b)         Opinions.  At Closing Time the Representatives shall have received:

(1)         The favorable opinions, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, as set forth in Exhibit A hereto.

(2)         The favorable opinion, dated as of Closing Time, of Ballard Spahr LLP, Maryland corporate counsel for the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i)             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii)          The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus.

(iii)       The authorized capital stock of the Company is as set forth in the Base Prospectus under the caption “Description of Capital Stock.”

(iv)      The execution and delivery of the Indenture have been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the Maryland General Corporation Law (the “MGCL”).  The Indenture has been duly executed and delivered by the Company.

(v)         The issuance of the Securities pursuant to the Indenture, and the offer and sale of the Securities pursuant to this Agreement, have been duly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL.

(vi)      Texas HCP, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.  All of the issued and outstanding shares of capital stock of Texas HCP, Inc. have been duly authorized and validly issued, are fully paid and non assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(vii)                                                   The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL.  This Agreement has been duly executed and delivered by the Company.

(viii)                                                The issuance and sale of the Securities by the Company and the compliance by the Company with the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of the provisions of the charter or bylaws of the Company.

(ix)      No authorization, approval, consent, decree or order of any Maryland court or governmental authority or agency is required under the MGCL for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may have been obtained or rendered, as the case may be.

In rendering its opinion, Ballard Spahr LLP shall state that each of Sidley Austin LLP, in rendering its opinion pursuant to Section 5(b)(4), and Skadden, Arps, Slate, Meagher & Flom LLP, in rendering its opinions pursuant to Section 5(b)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

(3)         Opinion of Company Counsel.  The favorable opinion, dated as of Closing Time, of James W. Mercer, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i)             To the best of such counsel’s knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(ii)          To the best of such counsel’s knowledge and information, each Significant Subsidiary of the Company is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iii)       To the best of such counsel’s knowledge and information, no material default exists in the due performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or filed as an exhibit thereto or incorporated by reference therein which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iv)      To the best of such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

(v)         The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Information and the Prospectus under “Capitalization” under the column “Actual” (except for subsequent issuances, if any, pursuant to reservations, agreements, dividend reinvestment plans or employee or director stock plans referred to in the Time of Sale Information and the Prospectus), and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(vi)      The issue and sale of the Securities and the compliance by the Company with the provisions of this Agreement, the Indenture and the Securities, and the consummation of the transactions contemplated therein, will not, to the best of such counsel’s knowledge and information, result in any material violation of any order applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(vii)                                                   To the best of such counsel’s knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Time of Sale Information or the Prospectus or otherwise incorporated by reference therein that are not so disclosed.

(4)         The favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel to the Underwriters, with respect to such matters as the Representatives may reasonably request.  In rendering such opinion, Sidley Austin LLP may rely upon the opinion of Ballard Spahr LLP, rendered pursuant to Section 5(b)(2), as to matters arising under the laws of the State of Maryland.

(5)         In giving its opinion required by subsection (b)(4) of this Section, Sidley Austin LLP shall additionally state that no facts have come to its attention that have caused it to believe that the Registration Statement, at the time of its effective date and at the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to (i) the financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus or (ii) any Form T-1.

In giving their opinions, Skadden, Arps, Slate, Meagher & Flom LLP, James W. Mercer, Ballard Spahr LLP and Sidley Austin LLP may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Company, and (B) as to the qualification and good standing of the Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

(c)          Officers’ Certificate.  At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President or a Vice President of the

Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission, (v) no examination pursuant to Section 8(c) of the 1933 Act concerning the Registration Statement has been initiated by the Commission, and (vi) the Company has not become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(d)         Accountants’ Comfort Letters.  At the time of the execution of this Agreement, the Representatives shall have received letters from Deloitte & Touche LLP with respect to the Company and a letter from Ernst & Young LLP with respect to HCR ManorCare Inc., in each case dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (including, without limitation, the pro forma financial statements) and each substantially in the same form as the draft letter previously delivered to and approved by the Representatives.

(e)          Bring-down Comfort Letters.  At Closing Time, the Representatives shall have received letters from Deloitte & Touche LLP with respect to the Company and a letter from Ernst & Young LLP with respect to HCR ManorCare Inc., in each case dated as of Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f)           Additional Documents.  At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(g)          Maintenance of Ratings.  The Company shall have delivered to the Representatives a letter, dated Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have the ratings set forth in the Issuer Free Writing Prospectus identified in Exhibit B hereto; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 3(a)(62) of the 1934 Act, and since the date of this Agreement, no such organization shall have publicly announced that it has placed the Securities or any of the Company’s other securities on what is commonly termed a “watch list” for possible down-grading.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notifying the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.  Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 shall remain in effect.

Section 6.  Indemnification.

(a)         Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information or any “issuer information” (as defined in Rule 433(h) under the 1933 Act) filed or required to be filed pursuant to Rule 433(a) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information, or made in reliance upon the Trustee’s Form T-1 filed as an exhibit to the Registration Statement.

(b)         Indemnification of the Company, Directors and Officers.  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(c)          Actions Against Parties; Notification.  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)          EDGAR.  For purposes of this Section 6, all references to the Registration Statement, any Pre-Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

Section 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each agent of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

Section 9.  Termination.

(a)         The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been since the date of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or in the NASDAQ Global Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by the NASDAQ Global Market or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities.  As used in this Section 9(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(b)         If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.  Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a)                                 if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives, on the one hand, or the Company, on the other hand, shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.  Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)         It has not and will not use, authorize use of, refer to, or participate in the plan for use of, any “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the

Commission pursuant to Rule 433 of the 1933 Act Regulations, (ii) any Issuer Free Writing Prospectus listed on Exhibit B or prepared pursuant to Section 1(a)(iii) or Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved in writing by the Company in advance of the use of such free writing prospectus.  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Exhibit C hereto without the consent of the Company.

(b)         It is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Section 12.  Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telecopier, and any such notice shall be effective when received at the address specified below.

If to the Company:

HCP, Inc.
1920 Main Street, Suite 1200
Irvine, California 92614
Attention: James W. Mercer
Facsimile: (310) 909-2455

With a copy (which shall not constitute notice) to:

Joseph A. Coco, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (917) 777-3050

and

David J. Goldschmidt, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (917) 777-3574

If to the Underwriters, delivered via telecopier with a confirmation copy mailed to the addresses set forth below:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk - 3rd floor

Facsimile: (212) 834-6081

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York  10036

Attention:  Investment Banking Division

Facsimile:  (212) 507-8999

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor

Charlotte, North Carolina  28202

Attention: Transaction Management

Facsimile: (704) 410-0326

With a copy (which shall not constitute notice) to:

Sharon R. Flanagan, Esq.

Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104-1715
Facsimile: (415) 772-7400

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

Section 13.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and the officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 14.  Governing Law and Time.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.  Unless stated otherwise, all specified times of day refer to New York City time.

Section 15.  No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, are arm’s-length commercial transactions between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) no Underwriter has provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, financial, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Underwriters acknowledge and agree that the Underwriters are not an agent of the Company for any purpose under this Agreement including, for the avoidance of doubt, for any purpose related to the representations and warranties of the Company contained in Section 1 of this Agreement.

Section 16.  Other Provisions.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

HCP, INC.

By:	/s/ Timothy M. Schoen
	Name:	Timothy M. Schoen
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Principal Amount of Securities to be Purchased

Goldman, Sachs & Co.	$131,250,000
J.P. Morgan Securities LLC	$131,250,000
Morgan Stanley & Co. LLC	$131,250,000
Wells Fargo Securities, LLC	$131,250,000
BNY Mellon Capital Markets, LLC	$26,250,000
Mitsubishi UFJ Securities (USA), Inc.	$26,250,000
PNC Capital Markets LLC	$26,250,000
Regions Securities LLC	$26,250,000
Scotia Capital (USA) Inc.	$26,250,000
SunTrust Robinson Humphrey, Inc.	$26,250,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$22,500,000
KeyBanc Capital Markets Inc.	$22,500,000
U.S. Bancorp Investments, Inc.	$22,500,000
Total	$750,000,000

EXHIBIT A

May 20, 2015

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York  10036

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor

Charlotte, North Carolina  28202

As Representatives of the several Underwriters

Re:               HCP, Inc.
4.000% Senior Notes due 2025

Ladies and Gentlemen:

We have acted as special counsel to HCP, Inc., a Maryland corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated May 14, 2015 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of $750,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2025 (the “Securities”) to be issued under the Indenture, dated as of November 19, 2012 (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture, dated as of May 20, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and The

Bank of New York Mellon Trust Company N.A. (the “Trustee”).  Neither the delivery of this opinion nor anything in connection with the preparation, execution or delivery of the Transaction Agreements (as defined below) or the transactions contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

This opinion is being furnished to you pursuant to Section 5(b)(1) of the Underwriting Agreement.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-3 (File No. 333-182824) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2012  under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement including the Incorporated Documents (as defined below) being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated July 24, 2012 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the preliminary prospectus supplement, dated May 14, 2015 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”) relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the pricing term sheet, dated May 14, 2015 (the “Pricing Term Sheet”) relating to the offering of the Securities, in the form filed by the Company with the Commission as an “issuer free writing prospectus” pursuant to Rule 433 of the Rules and Regulations;

(e)                                  the final prospectus supplement, dated May 14, 2015 (together with the Base Prospectus and the Incorporated Documents, the “Prospectus”) relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

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(f)                                   the documents described on Schedule I hereto filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Prospectus as of its date and as of the date hereof or the Preliminary Prospectus as of May 14, 2015  (collectively, the “Incorporated Documents”);

(g)                                  an executed copy of the Underwriting Agreement;

(h)                                 the certificate of James W. Mercer, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of the Company and Timothy M. Schoen, Executive Vice President and Chief Financial Officer of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Company’s Certificate”);

(i)                                     an executed copy of the Base Indenture;

(j)                                    an executed copy of the Supplemental Indenture;

(k)                                 the Officers’ Certificate, dated the date hereof, delivered pursuant to Sections 3.03 and 16.01 of the Indenture;

(l)                                     copies of the global certificates evidencing the Securities (the “Note Certificates”) in the form delivered by the Company to the Trustee for authentication and delivery;

(m)                             certificates from public officials in the jurisdictions listed on Schedule II hereto with respect to the Company’s status and/or qualification to do business as a foreign corporation in such jurisdictions (collectively, the “Good Standing and Foreign Qualification Certificates”); and

(n)                                 copies of each of the Scheduled Contracts (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile,

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electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Company’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of California, (ii) the laws of the State of New York, and (iii) the laws of the United States of America.

The Underwriting Agreement, the Note Certificates and the Indenture are referred to herein collectively as the “Transaction Agreements.”  “Scheduled Contracts” means those agreements or instruments described on Schedule III hereto. “Scheduled Orders” means those orders or decrees described on Schedule IV hereto. “General Disclosure Package” means the Preliminary Prospectus as amended and supplemented by the Pricing Term Sheet.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.              Based solely on our review of the Good Standing and Foreign Qualification Certificates, the Company has the status in the jurisdictions listed in Schedule II hereto as set forth opposite the jurisdictions identified on such Schedule, as of the respective dates identified on such Schedule.

2.              The Underwriting Agreement has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by New York law.

3.              The Indenture has been duly executed and delivered by the Company, to the extent such execution and delivery are governed by New York law, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4.              Neither the execution and delivery by the Company of each of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby, (i) constitutes a violation of, or a default under, any Scheduled Contract, (ii) contravenes any Scheduled Order, (iii) violates any law, rule or regulation of the State of California, the State of New York or the United States of America, or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of California, the State of

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New York or the United States of America except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

5.              The Note Certificates, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, will constitute a valid and binding obligation of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms under the laws of the State of New York.

6.              The statements in the General Disclosure Package and the Prospectus under the caption “Underwriting” and the caption “Description of the Notes” (other than “Book-Entry System”), which is to be read in conjunction with the statements under the caption “Description of the Debt Securities,” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, the Indenture and the Note Certificates, fairly summarize such provisions in all material respects.

7.              The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, the Company will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

The opinions stated herein are subject to the following qualifications, assumptions and limitations:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party, or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c)                                  except to the extent expressly stated in the opinions contained herein with respect to the Company, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction

5

Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)                                 except to the extent expressly stated in paragraph 7, we do not express any opinion with respect to any securities, antifraud, derivatives or commodities laws, rules or regulations or Regulations T, U or X of the Board of Governors of the Federal Reserve System;

(e)                                  except to the extent stated in the opinions in paragraphs 3 and 5 above with respect to the Company, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(f)                                   except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement or incorporated by reference therein or attached or annexed thereto (other than any exhibits to such agreements that have been filed on Edgar through the date hereof and comprise part of the terms of such agreements);

(g)                                  we do not express any opinion with respect to whether the execution, delivery or performance by the Company of its obligations under each of the Transaction Agreements will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries;

(h)                                 we call to your attention that certain of the Scheduled Contracts are governed by laws other than those with respect to which we express our opinion and the opinions stated herein are based solely upon our understanding of the plain meaning of the language contained in such Scheduled Contracts under the laws of the State of California and the State of New York. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any such other jurisdiction (including in any jurisdiction where we or any of our affiliated firms have offices);

(i)                                     we do not express any opinion with respect to the enforceability of any provisions contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws;

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(j)                                    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In rendering the foregoing opinions, we have assumed, with your consent, that:

(a)                                 the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the State of Maryland and (iii) has complied and will comply with all aspects of the laws of the State of Maryland in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)                                 the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)                                  each of the Transaction Agreements has been duly authorized by all requisite corporate action on the part of the Company and, except as noted in paragraphs 2 and 3 above, duly executed and delivered by the Company;

(d)                                 except to the extent expressly stated in paragraph 4 above with respect to the Company, neither the execution and delivery by the Company of the Transaction Agreements to which the Company is a party nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby: (i) conflicts or will conflict with the Articles of Restatement of the Company or the Fifth Amended and Restated Bylaws of the Company; (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its properties is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject; and

(e)                                  except to the extent expressly stated in paragraph 4 above with respect to the Company, neither the execution and delivery by the Company of the Transaction Agreements to which the Company is a party nor the consummation by the Company of the issuance and sale of the Securities contemplated thereby, requires or will require the consent, approval, licensing or authorization of, or any

7

filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement.  Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

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Schedule I

Incorporated Documents

1.  Annual Report on Form 10-K for the year ended December 31, 2014, filed by the Company on February 10, 2015;

2.  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed by the Company on May 5, 2015;

3.  The portions of the Definitive Proxy Statement of the Company on Schedule 14A, filed by the Company on March 17, 2015, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed by the Company on February 10, 2015; and

4.  Current Reports on Form 8-K, filed by the Company on January 15, 2015, January 21, 2015, February 11, 2015, March 30, 2015 (as to Items 1.01 and 2.06 only), April 21, 2015 and May 4, 2015.

Schedule I - 1

Schedule II

Status of HCP, Inc.

Jurisdiction	Certificate	Certification Date	Status
Maryland	Certificate of the State of Maryland Department of Assessments and Taxation	May 12, 2015, and bringdown notice thereof dated May , 2015	In good standing with the Department of Assessments and Taxation

California	Certificate of Status of Foreign Corporation - Secretary of State of the State of California	May 8, 2015, and bringdown notice thereof dated May , 2015	Active (Good Standing)

California	Letter as to the Company’s Status — State of California Franchise Tax Board	May 12, 2015	In good standing with the Franchise Tax Board

Schedule II - 1

Schedule III

Scheduled Contracts

1.              Purchase Agreement, dated as of December 13, 2010, by and among HCP, Inc., HCP 2010 REIT LLC, HCR ManorCare, Inc., HCR Properties, LLC and HCR Healthcare, LLC.

(a)                                 Amendment, dated as of April 7, 2011, to Purchase Agreement, dated as of December 13, 2010, by and among HCP, Inc., HCP 2010 REIT LLC, HCR ManorCare MergeCo, Inc., HCR ManorCare, LLC, HCR Properties, LLC and HCR Healthcare,  LLC.

2.              Purchase and Sale Agreement, dated as of October 16, 2012, by and among BRE/SW Portfolio LLC, those owner entities listed on Schedule 1 thereto, HCP, Inc. and Emeritus Corporation; and First Amendment to such Purchase and Sale Agreement, by and among such parties, dated as of December 4, 2012.

3.              Indenture, dated as of September 1, 1993, between the Company and The Bank of New York, as Trustee.

(a)                                 First Supplemental Indenture, dated as of January 24, 2011, to the Indenture, dated as of September 1, 1993.

(b)                                 Officers’ Certificate pursuant to Section 301 of the Indenture, dated as of September 1, 1993, establishing a series of securities entitled “6.00% Senior Notes due March 1, 2015.”

(c)                                  Officers’ Certificate pursuant to Section 301 of the Indenture, dated as of September 1, 1993, establishing a series of securities entitled “5 5/8% Senior Notes due May 1, 2017.”

(d)                                 Officers’ Certificate pursuant to Section 301 of the Indenture, dated as of September 1, 1993, setting forth the terms of the Company’s Fixed Rate Medium-Term Notes and Floating Rate Medium-Term Notes.

(e)                                  Form of 6.30% Notes Due 2016.

(f)                                   Form of 6.00% Senior Notes Due 2017.

(g)                                  Officers’ Certificate pursuant to Section 301 of the Indenture, dated as of September 1, 1993, establishing a series of securities entitled “6.70% Senior Notes due 2018.”

(h)                                 Form of 3.750% Senior Notes due 2016.

Schedule III - 1

(i)                                     Form of 5.375% Senior Notes due 2021.

(j)                                    Form of 6.750% Senior Notes due 2041.

(k)                                 Form of 3.75% Senior Notes due 2019.

Form of 3.15% Senior Notes due 2022.

4.              Indenture, dated as of November 19, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

(a)                                 First Supplemental Indenture, dated November 19, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

Form of 2.625% Senior Notes due 2020.

(b)                                 Second Supplemental Indenture, dated November 12, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

Form of 4.250% Senior Notes due 2023.

(c)                                  Third Supplemental Indenture, dated February 21, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

Form of 4.200% Senior Notes due 2024.

(d)                                 Fourth Supplemental Indenture, dated August 14, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

Form of 3.875% Senior Notes due 2024.

(e)                                  Fifth Supplemental Indenture, dated January 21, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

(f)                                   Form of 3.400% Senior Notes due 2025.

5.              Amended and Restated 2000 Stock Incentive Plan, effective as of May 7, 2003.

(a)                                 First Amendment to Amended and Restated 2000 Stock Incentive Plan, effective as of May 7, 2003.

6.              Second Amended and Restated Director Deferred Compensation Plan, effective as of October 25, 2007.

Schedule III - 2

7.              Amended and Restated Executive Retirement Plan, effective as of May 7, 2003.

8.              2006 Performance Incentive Plan, as amended and restated.

9.              2014 Performance Incentive Plan.

10.       Change in Control Severance Plan, as amended and restated on March 13, 2014.

11.       Executive Bonus Program.

12.       Amended and Restated Dividend Reinvestment and Stock Purchase Plan, dated July 24, 2012 and amended on July 25, 2012.

13.       Restricted Stock Unit Award Agreement, dated as of October 3, 2013, by and between the Company and Paul F. Gallagher.

14.       Restricted Stock Unit Award Agreement, dated as of October 3, 2013, by and between the Company and Timothy M. Schoen.

15.       Restricted Stock Unit Award Agreement, dated as of October 31, 2013, by and between the Company and James W. Mercer.

16.       Amended 2013 Restricted Stock Award Agreement, dated as of December 20, 2013, by and between the Company and Lauralee E. Martin.

17.       Letter Agreement, dated as of June 2, 2009, by and between the Company and Scott A. Anderson.

18.       Letter Agreement, dated July 7, 2010, by and between the Company and Kendall Young.

19.       Amended and Restated Employment Agreement, dated as of April 24, 2008, by and between the Company and James F. Flaherty III.

20.       Employment Agreement, dated as of January 26 , 2012, by and between the Company and Paul F. Gallagher.

(a)                                 Amendment, dated as of April 5, 2013, to Employment Agreement, dated as of January 26 , 2012, by and between the Company and Paul F. Gallagher.

(b)                                 Second Amendment, dated as of October 31, 2013, to Employment Agreement, dated as of January 26 , 2012, by and between the Company and Paul F. Gallagher.

Schedule III - 3

21.       Binding Term Sheet for Amended and Restated Employment Agreement for Paul F. Gallagher, dated as of October 3, 2013, by and between the Company and Paul F. Gallagher.

22.       Employment Agreement, dated as of January 26 , 2012, by and between the Company and Timothy M. Schoen.

(a)                                 Amendment, dated as of April 5, 2013, to Employment Agreement, dated as of January 26 , 2012, by and between the Company and Timothy M. Schoen.

(b)                                 Second Amendment, dated as of October 31, 2013, to Employment Agreement, dated as of January 26 , 2012, by and between the Company and Timothy M. Schoen.

23.       Binding Term Sheet for Amended and Restated Employment Agreement for Timothy M. Schoen, dated as of October 3, 2013, by and between the Company and Timothy M. Schoen.

24.       Employment Agreement, dated as of October 25, 2012, by and between the Company and James W. Mercer.

(a)                                 Amendment, dated as of April 5, 2013, to Employment Agreement, dated as of October 25, 2012, by and between the Company and James W. Mercer.

(b)                                 Second Amendment, dated as of October 31, 2013, to Employment Agreement, dated as of October 25, 2012, by and between the Company and James W. Mercer.

25.       Employment Agreement, dated as of October 2, 2013, by and between the Company and Lauralee E. Martin.

26.       Amended and Restated Limited Liability Company Agreement of HCPI/Utah, LLC, dated as of January 20, 1999.

27.       Amended and Restated Limited Liability Company Agreement of HCPI/Utah II, LLC, dated as of August 17, 2001.

(a)                                 Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of HCPI/Utah II, LLC, dated as of October 30, 2001.

28.       Amended and Restated Limited Liability Company Agreement of HCPI/Tennessee, LLC, dated as of October 2, 2003.

(a)                                 Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of HCPI/Tennessee, LLC, dated as of September 29, 2004.

Schedule III - 4

(b)                                 Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of HCPI/Tennessee, LLC, dated as of October 29, 2004.

(c)                                  Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of HCPI/Tennessee, LLC and New Member Joinder Agreement, dated as of October 19, 2005, by and among the Company, HCPI/Tennessee, LLC and A. Daniel Weyland.

(d)                                 Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of HCPI/Tennessee, LLC, effective as of January 1, 2007.

29.       Amended and Restated Limited Liability Company Agreement of HCP DR MCD, LLC, dated as of February 9, 2007.

30.       Amended and Restated Limited Liability Company Agreement of HCP DR California II, LLC, dated as of June 1, 2014.

31.       Stockholders Agreement, dated as of December 13, 2010, among the Company, Inc., HCR ManorCare, Inc. and certain stockholders of HCR ManorCare, Inc.

32.       Credit Agreement, dated March 11, 2011, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.

(a)                                 Amendment No. 1, dated March 27, 2012, to Credit Agreement, dated March 11, 2011, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.

(b)                                 Amendment No. 2, dated May 7, 2013, to Credit Agreement, dated March 11, 2011, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.

(c)                                  Amendment No. 3, dated March 31, 2014, to Credit Agreement, dated March 11, 2011, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.

33.       Master Lease and Security Agreement, dated as of April 7, 2011, by and between the parties set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached thereto and HCR III Healthcare, LLC.

(a)                                 First Amendment, dated as of April 7, 2011,  to Master Lease and Security Agreement, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

Schedule III - 5

(b)                                 Second Amendment, dated as of May 16, 2011, to Master Lease and Security Agreement, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

(c)                                  Third Amendment, dated as of January 10, 2012, to Master Lease and Security Agreement, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

(d)                                 Fourth Amendment, dated as of April 18, 2012, to Master Lease and Security Agreement of HCR III Healthcare, LLC, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

(e)                                  Fifth Amendment, dated as of May 4, 2012, to Master Lease and Security Agreement of HCR III Healthcare, LLC, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

(f)                                   Sixth Amendment, dated as of May 30, 2012, to Master Lease and Security Agreement of HCR III Healthcare, LLC, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

(g)                                  Seventh Amendment, dated as of February, 2011, to Master Lease and Security Agreement of HCR III Healthcare, LLC, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

(h)                                 Eighth Amendment, dated as of July 31, 2014, to Master Lease and Security Agreement of HCR III Healthcare, LLC, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

(i)                                     Ninth Amendment, dated as of September 30, 2014, to Master Lease and Security Agreement of HCR III Healthcare, LLC, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

(j)                                    Tenth Amendment, dated as of March 29, 2015, to Master Lease and Security Agreement of HCR III Healthcare, LLC, dated as of April 7, 2011, by and among the parties signatory thereto and HCR III Healthcare, LLC.

34.       Master Lease and Security Agreement, dated as of October 31, 2012, by and between HCPI Trust, HCP Senior Housing Properties Trust, HCP SH ELP1 Properties, LLC, HCP SH ELP2 Properties, LLC, HCP SH ELP3 Properties, LLC, HCP SH Lassen House, LLC, HCP SH Mountain Laurel, LLC, HCP SH Mountain View, LLC, HCP SH Oakridge, LLC, HCP SH River Valley Landing, LLC and HCP SH Sellwood Landing, LLC, as lessor, and Emeritus Corporation, as lessee.

Schedule III - 6

(a) First Amendment, dated as of December 4, 2012, to Master Lease and Security Agreement, dated as of October 31, 2012, by and between HCPI Trust, HCP Senior Housing Properties Trust, HCP SH ELP1 Properties, LLC, HCP SH ELP2 Properties,  LLC, HCP SH ELP3 Properties, LLC, HCP SH Lassen House, LLC, HCP SH Mountain Laurel, LLC, HCP SH Mountain View, LLC, HCP SH Oakridge, LLC, HCP SH River Valley Landing, LLC and HCP SH Sellwood Landing, LLC, as lessor, and Emeritus Corporation, as lessee.

(b) Omnibus Amendment to Leases, dated as of July 31, 2014, to Master Lease and Security Agreement, dated as of October 31, 2012, by and between HCPI Trust, HCP Senior Housing Properties Trust, HCP SH ELP1 Properties, LLC, HCP SH ELP2 Properties, LLC, HCP SH ELP3 Properties, LLC, HCP SH Lassen House, LLC, HCP SH Mountain Laurel, LLC, HCP SH Mountain View, LLC, HCP SH Oakridge, LLC, HCP SH River Valley Landing, LLC and HCP SH Sellwood Landing, LLC, as lessor, and Emeritus Corporation, as lessee.

35.       Master Contribution and Transactions Agreement, dated April 23, 2014, by and between the Company and Brookdale Senior Living Inc.

36. Amended and Restated Master Lease and Security Agreement, dated as of August 29, 2014, by and between HCP AUR1 California A Pack, LLC, HCP EMOH, LLC, HCP Hazel Creek, LLC, HCP MA2 California, LP, HCP MA2 Massachusetts, LP, HCP MA2 Ohio, LP, HCP MA2 Oklahoma, LP, HCP MA3 California, LP, HCP MA3 South Carolina, LP, HCP MA3 Washington LP, HCP Partners, LP, HCP Senior Housing Properties Trust, HCP SH Eldorado Heights LLC, HCP SH ELP1Properties, LLC, HCP SH ELP2 Properties, LLC, HCP SH ELP3 Properties, LLC, HCP SH Lassen House, LLC, HCP SH Mountain Laurel, LLC, HCP SH Mountain View, LLC, HCP SH River Valley Landing, LLC, HCP SH Sellwood Landing, LLC, HCP ST1 Colorado, LP, HCP, Inc. and HCPI Trust, as lessor, and Emeritus Corporation, Summerville at Hazel Creek, LLC and Summerville at Prince William, Inc., as lessee.

(a)                                 First Amendment to Amended and Restated Master Lease and Security Agreement and Option Exercise Notice, dated as of December 29, 2014, by and between HCP, Inc. and Brookdale Senior Living Inc.

(b)                                 Second Amendment to Amended and Restated Master Lease and Security Agreement, dated as of January 1, 2015, by and among the entities collectively defined therein as Lessor, consisting of HCP, Inc. and certain of its subsidiaries, the entities collectively defined as Lessee, each a subsidiary of Brookdale Senior Living Inc., and Brookdale Senior Living Inc. as guarantor.

Schedule III - 7

Schedule IV

Scheduled Orders

None

Schedule IV - 1

Exhibit A

Company’s Certificate

[See attached]

Schedule IV - 1

May 20, 2015

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York  10036

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor

Charlotte, North Carolina  28202

As Representatives of the several Underwriters

Re:               HCP, Inc.
4.000% Senior Notes due 2025

Ladies and Gentlemen:

We have acted as special counsel to HCP, Inc., a Maryland corporation (the “Company” or “Our Client”), in connection with the Underwriting Agreement, dated May 14, 2015 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the sale by the Company to the Underwriters of $750,000,000 aggregate principal amount of the Company’s 4.000% Senior Notes due 2025 (the “Securities”) to be issued under the Indenture, dated as of November 19, 2012 (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture, dated as of May 20, 2015 (together with the Base Indenture, the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company N.A.

This letter is being furnished to you pursuant to Section 5(b)(1) of the Underwriting Agreement.  Neither the delivery of this letter nor anything in connection with the preparation, execution or delivery of the Underwriting Agreement or the agreements contemplated thereby is intended to create or shall create an attorney-client relationship with you or any other party except Our Client.

In the above capacity, we have reviewed the registration statement on Form S-3 (File No. 333-182824) of the Company relating to the Securities and other securities of the Company filed on July 24, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations, (such registration statement being hereinafter referred to as the “Registration Statement”), and (i) the prospectus, dated July 24, 2012 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement, (ii) the preliminary prospectus supplement, dated May 14, 2015 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and (iii) the prospectus supplement, dated May 14, 2015 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  We also have reviewed the documents identified on Schedule A hereto filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into the Prospectus as of its date and as of the date hereof or the Preliminary Prospectus as of the Applicable Time (as defined below) (collectively, the “Incorporated Documents”), the “issuer free writing prospectus” (as defined in Rule 433(h)(1) of the Rules and Regulations) identified on Schedule B hereto relating to the Securities (the “Issuer General Use Free Writing Prospectus”) and such other documents as we deemed appropriate.  Assuming the accuracy of the representations and warranties of the Company set forth in Section 1(a)(xxvii) and in both the first and third sentences of Section 1(a)(iv) of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Rules and Regulations and, pursuant to Section 309 of the Trust Indenture Act of 1939, the Base Indenture has been qualified under the Trust Indenture Act of 1939, and to our knowledge, based solely upon our review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued.

In addition, we have participated in conferences with officers and other representatives of the Company, Maryland counsel for the Company, representatives of the independent registered public accountants of the Company, representatives of the Underwriters, and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the General Disclosure Package (as defined below) and related matters were discussed.  We did not

2

participate in the preparation of the Incorporated Documents, but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company.  We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus or the General Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in paragraph 6 of our corporate opinion to you and paragraph 2 of our tax opinion to you, each dated the date hereof).

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus, as of the date of the Prospectus Supplement, and the Incorporated Documents, each as of its respective filing date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ report on

3

the effectiveness of the Company’s internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T-1, to the extent included or incorporated by reference therein).

As used herein, (i) “Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters, (ii) “Applicable Time” means 3:20 p.m. (Eastern time) on May 14, 2015, and (iii) “General Disclosure Package” means the Preliminary Prospectus, as amended and supplemented by the documents identified on Schedule B hereto.

In addition, based on the foregoing, we confirm to you that (i) the Prospectus Supplement has been filed with the Commission within the time period required by Rule 424(b) (without recourse to Rule 424(b)(8)) of the Rules and Regulations, and (ii) any required filing of the Issuer General Use Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations has been filed with the Commission within the time period required by Rule 433(d) of the Rules and Regulations.

This letter is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement.  Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this letter (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

4

SCHEDULE A

Incorporated Documents

1.  Annual Report on Form 10-K for the year ended December 31, 2014, filed by the Company on February 10, 2015;

2.  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed by the Company on May 5, 2015;

3.  The portions of the Definitive Proxy Statement of the Company on Schedule 14A, filed by the Company on March 17, 2015, that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed by the Company on February 10, 2015; and

4.  Current Reports on Form 8-K, filed by the Company on January 15, 2015, January 21, 2015, February 11, 2015, March 30, 2015 (as to Items 1.01 and 2.06 only), April 21, 2015 and May 4, 2015.

SCHEDULE B

Issuer General Use Free Writing Prospectus

The Company’s free writing prospectus filed with the Commission pursuant to Rule 433 of the General Rules and Regulations under the Securities Act on May 14, 2015, relating to the Securities.

Exhibit A-6

May 20, 2015

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York  10036

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor

Charlotte, North Carolina  28202

As Representatives of the several Underwriters

Re:                   Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as United States Federal income tax counsel to HCP, Inc., a Maryland corporation (“HCP”), in connection with the Underwriting Agreement, dated May 14, 2015 (the “Underwriting Agreement”), between you, as representatives of the several underwriters named therein (the “Underwriters”) and HCP, relating to the sale by HCP to the Underwriters of $750,000,000 aggregate principal amount of HCP’s 4.000% Senior Notes due 2025 (the “Securities”) to be issued under the Indenture, dated as of November 19, 2012 (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture, dated as of May 20, 2015 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), each between HCP and The Bank of New York Mellon Trust Company, N.A. We have acted as tax counsel to HCP in connection with, and have participated in the preparation of, the Preliminary Prospectus and the Prospectus Supplement (each as defined herein). This opinion is being furnished to you pursuant to Section 5(b)(1) of the Underwriting Agreement. Capitalized terms used herein but not defined shall have the meanings set forth in the Underwriting Agreement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)             the registration statement on Form S-3ASR (File No. 333-182824) of HCP relating to the Securities and other securities of HCP filed on July 24, 2012 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “1933 Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the 1933 Act (the “Rules and Regulations”), including certain documents filed by HCP pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus (as defined below) as of its date and as of the date hereof or the Preliminary Prospectus (as defined below) as of May 14, 2015 (collectively, the “Incorporated Documents”) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

(ii)          the prospectus, dated July 24, 2012 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(iii)       the preliminary prospectus supplement, dated May 14, 2015 (together with the Base Prospectus and the Incorporated Documents, the “Preliminary Prospectus”);

(iv)      the prospectus supplement, dated May 14, 2015 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed by HCP pursuant to Rule 424(b) of the Rules and Regulations;

(v)         an executed copy of the Underwriting Agreement;

(vi)      an executed copy of the Indenture;

(vii)                         the pricing term sheet, dated May 14, 2015, relating to the offering of the Securities (such pricing term sheet, together with the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus, the Underwriting Agreement and the Indenture, the “Offering Documents”); and

(viii)                      such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In addition, HCP has provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of HCP (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of HCP and the entities in which it holds, or has held, a direct or indirect interest (collectively, the “Company”). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company’s primary counsel. For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers’ Certificate, the Offering Documents or in any other document. In particular, we note that the Company may engage in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on HCP’s representation that the statements, representations and covenants contained in the Officers’ Certificate, the Offering Documents and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such facts, statements, representations and covenants are true without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. We have, at the Company’s request, also assumed for purposes of our opinion that any legal opinion received by the Company on or before November 8, 2010, to the effect that the Company was taxable as a real estate investment trust (a “REIT”) under Section 856 of the Internal Revenue Code of 1986, as amended (the “Code”), is correct. Any material change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers’ Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) HCP and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that:

1. Commencing with HCP’s taxable year that ended on December 31, 1985, HCP has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

2. Although the discussions set forth in the Registration Statement under the heading “Material United States Federal Income Tax Considerations,” and in the Prospectus Supplement under the heading “Supplemental Material United  States Federal Income Tax Considerations,” do not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Securities, such discussions, though general in nature, constitute, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the Securities, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of such Securities by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussions set forth in the Registration Statement under the heading “Material United States Federal Income Tax Considerations,” and in the Prospectus Supplement under the heading “Supplemental Material United States Federal Income Tax Considerations,” as applied to any particular holder.

As noted in the Offering Documents, HCP’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of HCP’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

This opinion is furnished to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the Underwriting Agreement. This opinion may not be relied upon by anyone else without our prior written consent. Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

EXHIBIT B

Issuer Free Writing Prospectus constituting part of Time of Sale Information

Final Pricing Term Sheet dated May 14, 2015

Exhibit B-1

EXHIBIT C

Issuer Free Writing Prospectus, dated May 14, 2015
Filed Pursuant to Rule 433 under the Securities Act of 1933
Supplementing the Preliminary Prospectus Supplement dated May 14, 2015
Registration Statement No. 333-182824

Final Terms and Conditions

Issuer:	HCP, Inc.
Title of Securities:	4.000% Senior Notes due 2025
Principal Amount:	$750,000,000
Maturity Date:	June 1, 2025
Interest Payment Dates:	June 1 and December 1, commencing December 1, 2015
Trade Date:	May 14, 2015
Settlement Date:	May 20, 2015 (T+4)
Benchmark Treasury:	2.000% due February 15, 2025
Benchmark Treasury Price/Yield:	97-24¼ / 2.257%
Spread to Benchmark Treasury:	+185 basis points
Yield to Maturity:	4.107%
Coupon:	4.000% per year accruing from May 20, 2015
Price to Public:	99.126% of the principal amount, plus accrued interest, if any
Optional Redemption Provisions: Make-Whole Call: Par Call:	Prior to March 1, 2025 (the “Par Call Date”), +30 basis points On and after the Par Call Date, at par
Use of Proceeds:

The Issuer intends to allocate the net proceeds from this offering (i) to pay a portion of the respective purchase prices of the Acquisitions (as defined in the Preliminary Prospectus Supplement); and (ii) for general corporate purposes, including future acquisitions, investments or repayment of indebtedness.

CUSIP / ISIN:	40414L AN9 / US40414LAN91
Joint Book-Running Managers:	Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC
Senior Co-Managers

BNY Mellon Capital Markets, LLC

Mitsubishi UFJ Securities (USA), Inc.

PNC Capital Markets LLC

Regions Securities LLC

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

KeyBanc Capital Markets Inc.

U.S. Bancorp Investments, Inc.

Exhibit C-1

SUPPLEMENTAL INFORMATION CONCERNING THE UNDERWRITING SECTION IN THE PRELIMINARY PROSPECTUS SUPPLEMENT

Notice to Prospective Investors in Switzerland

The prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, the prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Goldman, Sachs & Co. toll-free at (866) 471-2526, J.P. Morgan Securities LLC collect at (212) 834-4533, Morgan Stanley & Co. LLC toll-free at (866) 718-1649 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Exhibit C-2